Registration No. 333-_____





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                              HARLEY-DAVIDSON, INC.
             (Exact name of registrant as specified in its charter)

             Wisconsin                                     39-1382325
    (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                    Identification No.)

                3700 West Juneau Avenue
                 Milwaukee, Wisconsin                               53208
       (Address of principal executive offices)                   (Zip Code)


                  Harley-Davidson, Inc. 1995 Stock Option Plan
                            (Full title of the plan)
                              ____________________

                            Timothy K. Hoelter, Esq.
                                    Secretary
                              Harley-Davidson, Inc.
                             3700 West Juneau Avenue
                           Milwaukee, Wisconsin 53208
                                 (414) 342-4680
               (Name, address and telephone number, including area
                           code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                   Proposed      Proposed
                                    Maximum       Maximum
      Title of        Amount       Offering      Aggregate        Amount of
   Securities to       to be       Price Per     Offering        Registration
   be Registered    Registered      Share          Price             Fee

  Common Stock,      3,800,000
  $.01 par value      shares     $42.0625(1)   $159,837,500.00(1)  $55,120.00

  Preferred Stock     950,000
  Purchase Rights     rights          (2)           (2)               (2)


   (1)      Estimated pursuant to Rule 457(c) under the Securities Act of
            1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices of Harley-Davidson, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on July 1, 1996.

   (2) The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                        _________________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed by Harley-Davidson Inc. (the "Company") are hereby incorporated herein by reference:

             1. Annual Report on Form 10-K for its fiscal year ended December 31, 1995.

             2. All other reports filed since December 31, 1995 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

             3. The description of the Company's Common Stock and Preferred Stock Purchase Rights contained in Item 4 of the Registration of Securities of Certain Successor Issuers on Form 8-B dated June 21, 1991 (the "Form 8-B"), File No. 1-8193, and any amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all such securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             None.

   Item 6.   Indemnification of Directors and Officers.

             The Harley-Davidson, Inc. 1995 Stock Option Plan ("Plan") provides that, in addition to such other rights of indemnification as they may have as members of the Board of Directors of the Company (the "Board"), or the Human Resources Committee (the "Committee"), the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be part by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder ("Option"), and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

             Article V of the Company's By-Laws requires that the Company shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all liabilities, and advance any and all reasonable expenses, incurred thereby in any proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the Company. The Company shall also indemnify an employee who is not a Director of Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Company. The rights to indemnification granted under the By-Laws shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses which a Director, Officer or employee may be entitled under any written agreement, Board resolution, vote of shareholders, the Wisconsin Business Corporation Law or otherwise. The Company may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and advance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the corporation would be obligated to indemnify or advance expenses to such Director, Officer or employee under this paragraph. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.

             The Company maintains a liability insurance policy for its directors and officers which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The exhibits filed herewith or incorporated by reference are set forth in the attached Exhibit Index.

   Item 9.   Undertakings.

             (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, as of July 2, 1996.

                                 HARLEY-DAVIDSON, INC.



                                 By:  /s/Richard F. Teerlink
                                      Richard F. Teerlink
                                      President, Chief Executive Officer,
                                      Chairman of the Board and Director


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of July 2, 1996, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints James M. Brostowitz and James L. Ziemer, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    /s/Richard F. Teerlink           President, Chief Executive
    Richard F. Teerlink            Officer, Chairman of the Board
                                  and Director (principal executive
                                              officer)

    /s/James L. Ziemer             Vice President, Chief Financial
    James L. Ziemer                Officer and Assistant Treasurer
                                    (principal financial officer)

    /s/James M. Brostowitz         Vice President, Controller and
    James M. Brostowitz            Treasurer (principal accounting
                                              officer)

    /s/Vaughn L. Beals             Chairman Emeritus and Director
    Vaughn L. Beals


    /s/Barry K. Allen                         Director
    Barry K. Allen


    /s/Richard J. Hermon-Taylor               Director
    Richard J. Hermon-Taylor


    /s/Donald A. James                        Director
    Donald A. James


    /s/Richard G. LeFauve                     Director
    Richard G. LeFauve


    /s/Sara L. Levinson                       Director
    Sara L. Levinson


    /s/James A. Norling                       Director
    James A. Norling

                                  EXHIBIT INDEX


    Exhibit No.                       Exhibit

       (4.1)      Harley-Davidson, Inc. 1995 Stock Option Plan
                  (incorporated by reference herein to Exhibit A to the Registrant's 1995 Proxy Statement dated
                  March 31, 1995 (File No. 1-9183)).

       (4.2) Form of Rights Agreement between the Registrant and Firstar Trust Company (incorporated by reference herein to Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1990 (File No. 1-
                  9183)).

       (4.3) Amendment to Rights Agreement dated as of June 21, 1991 (incorporated by reference herein to Exhibit 4.8 to the Registrant's Registration Statement on Form 8-B dated June 24, 1991 (File No. 1-9183)).

       (4.4) Amendment to Rights Agreement dated as of August 23, 1995 (incorporated by reference herein to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the period ended September 24, 1995 (File No. 1-9183)).

        (5)       Opinion of Foley & Lardner.

       (23.1)     Consent of Ernst & Young LLP, Independent
                  Auditors.

       (23.2)     Consent of Foley & Lardner (contained in Exhibit
                  5 hereto).

        (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).